UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD.

On March 10, 2011, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review fourth quarter 2010 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income.  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO, defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries, as one measure to evaluate our operating performance.  In addition to FFO, we use MFFO, which excludes from FFO impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs, to further evaluate our operating performance.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO and MFFO, together with the required GAAP presentations, provide a more complete understanding of our performance.

We believe that FFO is helpful to stockholders and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  We believe that MFFO is helpful to stockholders and our management as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes.  By providing FFO and MFFO, we present information that assists stockholders in aligning their analysis with management’s analysis of long-term operating activities.  We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments or have derivatives or acquisition activities.

The following table presents our calculation of FFO and MFFO for the years ended December 31, 2010, 2009 and 2008 and provides additional information related to our FFO and MFFO (in thousands, except per share amounts):

	2010	2009	2008

Net loss	$(231,228)	$(439,087)	$(160,652)
Net loss attributable to noncontrolling interest	729	8,455	231

Adjustments:
Real estate depreciation and amortization from consolidated properties (1)	238,944	275,045	280,620
Real estate depreciation and amortization from unconsolidated properties (2)	7,027	7,116	15,006
Gain on sale of depreciable real estate	(2,920)	—	(21,204)
Noncontrolling interest share of above adjustments(3)	(1,261)	(2,116)	(2,149)
Funds from operations (FFO)	$11,291	$(150,587)	$111,852

Impairment charges (4)	99,295	259,063	21,114
Fair value adjustments to derivatives	(193)	196	—
Acquisition-related costs	—	—	—
Noncontrolling interest share of above adjustments(3)	(145)	(7,072)	(33)
Modified funds from operations (MFFO)(5) (6)	$110,248	$101,600	$132,933
Weighted average common shares - basic and diluted	294,241	291,739	240,188
MFFO per common share - basic and diluted	$0.37	$0.35	$0.55

(1)          Reflects the real estate depreciation and amortization of continuing operations, as well as discontinued operations.

(2)          Represents our share of real estate depreciation and amortization of the properties which we account for under the equity method of accounting.  The real estate depreciation and amortization of our unconsolidated interests are reflected in our equity in earnings of investments.

(3)          Reflects an adjustment for the noncontrolling third-party partners’ proportionate share and an adjustment for the limited partnership unit holders’ proportionate share of each of the other adjustments listed.

(4)          Reflects goodwill and asset impairment charges of continuing operations, as well as discontinued operations.

(5)          We have no dilutive securities.

(6)          FFO, as defined by NAREIT, does not allow for excluding a gain on extinguishment of debt, unless that gain is deemed to be an extraordinary item. We define MFFO to further exclude impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs. MFFO does not exclude gain on extinguishment of debt. For the year ended December 31, 2010, we recognized non-extraordinary gains on extinguishment of debt (gains on troubled debt restructuring) of approximately $23.5 million, including approximately $14.4 million recorded as part of income (loss) from discontinued operations.  If these non-cash gains were excluded from MFFO for the year ended December 31, 2010, the resulting basic and diluted MFFO per share would have been $0.29 per common share rather than the $0.37 presented above.

We define net operating income (“NOI”) as rental revenue, less property operating expenses, real estate taxes and property management fees.   We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees and interest expense.  We define Same Store Cash NOI as NOI (excluding bad debt expense) less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent and lease incentives.  We view Same Store Cash NOI both year over year and quarter over quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of Same Store Cash NOI for the three and twelve months ended December 31, 2010 and 2009 and the three months ended September 30, 2010 (in thousands, except property count):

	Three Months Ended		Three Months Ended		Twelve Months Ended
	31-Dec-10	31-Dec-09	31-Dec-10	30-Sep-10	31-Dec-10	31-Dec-09
Same store:
Revenues:
Rental income	$128,731	$138,321	$128,731	$128,950	$519,500	$551,484
Less:
Straight-line rent adjustment	2,243	3,352	2,243	2,793	11,675	16,388
Above/below market rent & lease incentives	2,382	3,075	2,382	2,458	9,651	10,476
Lease termination fees	1,676	3,830	1,676	643	4,383	7,698

	122,430	128,064	122,430	123,056	493,791	516,922

Expenses:
Property related expenses	44,641	43,913	44,641	38,458	160,285	160,789
Bad debt expense	843	1,239	843	(2,278)	154	6,078
Real estate taxes	12,694	16,229	12,694	18,473	68,742	77,930
Property management fees	4,007	4,190	4,007	3,885	15,771	16,210
	62,185	65,571	62,185	58,538	244,952	261,007

	$60,245	$62,493	$60,245	$64,518	$248,839	$255,915

Leased at period end	83%	86%	83%	85%	83%	86%

Consolidated Properties	61		61		61
Square Feet	21,400		21,400		21,400

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Fourth Quarter 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: March 10, 2011	By:	/s/ James E. Sharp
James E. Sharp
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Fourth Quarter 2010